Exhibit 10.9

PROMISSORY NOTE

RMB 2,200,000 Philadelphia, Pennsylvania
March 23, 2010

FOR VALUE RECEIVED, the undersigned individuals (“Makers”) residing in the Peoples Republic of China hereby jointly and severally promise to pay to the order of ChongQing Sysway Information Technology Co. Ltd. ("Payee"), in immediately available funds at such place or other address as Payee hereof may designate, the principal sum of RMB 2,200,000, payable as set forth below.

The entire principal balance will be payable in full on or before April 15, 2010.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal or interest on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Makers hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Makers shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Makers) taken to protect, enforce, determine or assert any right or remedy under this Note.

This Note shall bind Makers and the heirs and assigns of Makers, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee.  All references herein to "Makers" shall be deemed to apply to Makers and their heirs and assigns, and all references herein to "Payee" shall be deemed to apply to Payee and its heirs and assigns.

This Note and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to principles of conflict of laws.

MAKERS HEREBY AUTHORIZE AND EMPOWER ANY ATTORNEY OR CLERK OF ANY COURT OF RECORD IN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST MAKERS IN FAVOR OF PAYEE, AT ANY TIME, FOR THE FULL OR TOTAL AMOUNT OF THIS NOTE, TOGETHER WITH ALL INDEBTEDNESS PROVIDED FOR THEREIN; AND THE MAKERS EXPRESSLY RELEASE ALL ERRORS, WAIVE ALL STAY OF EXECUTION, RIGHTS OF INQUISITION AND EXTENSION UPON ANY LEVY UPON REAL ESTATE AND ALL EXEMPTION OF PROPERTY FROM LEVY AND SALE UPON ANY EXECUTION HEREON; AND THE MAKERS EXPRESSLY AGREE TO CONDEMNATION AND EXPRESSLY RELINQUISH ALL RIGHTS TO BENEFITS OR EXEMPTIONS UNDER ANY AND ALL EXEMPTION LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED.

IN WITNESS WHEREOF, Makers intending to be legally bound, have executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

Intending to be jointly and severally responsible for payment of the Note are the following individuals who are the Makers:

/s/ Shi Quansheng
SHI QUANSHENG

/s/ Song Xiaozhong
SONG XIAOZHONG

/s/ Song Guangwei
SONG GUANGWEI

/s/ Yuan Rui
YUAN RUI